EXHIBIT 99.1
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                              UNITED-GUARDIAN REPORTS
                          STRONG SECOND QUARTER RESULTS

Hauppauge, NY, August 5, 2004 - United-Guardian, Inc. (AMEX:UG) reported today that earnings for the first half of this year reached a new 6-month record high of $.28 per share, exceeding slightly the very strong earnings posted for the first six months of last year. Earnings for the second quarter were $672,297 ($.14 per share) compared to $634,963 ($.13) for the comparable quarter of 2003.

Ken Globus, President of United-Guardian, stated "We are very encouraged by the continued strong sales we experienced in the second quarter. Even though revenue for the 3 and 6 month periods was down slightly as compared to last year (due to pipeline filling for some major new product introductions that occurred during the first six months of last year), we were still able to exceed last year's earnings. Recently there have been several exciting new product introductions using our ingredients, including the launching by a Canadian company of a new line of salon products that all prominently feature our new Orchid Complex(TM). We believe that this will give a real boost to that product line. Based on feedback from our marketing partners, we are expecting the second half of the year to continue to be strong, and we have new product introductions scheduled for later this year that should generate new sales for us in 2005".

United-Guardian is a manufacturer of cosmetic ingredients, personal and health care products, pharmaceuticals, and specialty industrial products.

                                               Contact:    Robert S. Rubinger
                                                           Public Relations
                                                           (631) 273-0900

NOTE: This press release contains both historical and "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements about the company's expectations or beliefs concerning future events, such as financial performance, business prospects, and similar matters, are being made in reliance upon the "safe harbor" provisions of that Act. Such statements are subject to a variety of factors that could cause our actual results or performance to differ materially from the anticipated results or performance expressed or implied by such forward-looking statements. For further information about the risks and uncertainties that may affect the company's business please refer to the company's reports and filings with the Securities and Exchange Commission.

                   RESULTS FOR THE SIX AND THREE MONTHS ENDED
                         JUNE 30, 2004 and JUNE 30, 2003

                                                 6 Months Ended June 30,            3 Months Ended June 30,
                                                ------------------------            -----------------------
                                                     2004           2003              2004            2003
                                                     ----           ----              ----            ----
Revenue                                          $ 5,990,071    $ 6,317,077       $ 3,022,968     $ 3,099,544
Costs and expenses                                 3,946,302      4,316,324         2,027,191       2,154,479
                                                   ---------      ---------         ---------       ---------
         Income from operations                    2,043,769      2,000,753           995,777         945,065
Other income:                                        106,395         79,639            49,320          39,898
                                                     -------         ------            ------          ------
         Income before income taxes                2,150,164      2,080,392         1,045,097         984,963
Provision for income taxes                           768,000        742,000           372,800         350,000
                                                     -------        -------           -------         -------
Net income                                       $ 1,382,164    $ 1,338,392       $   672,297     $   634,963
                                                   =========      =========           =======         =======
Earnings per share (Basic and Diluted)           $      0.28    $      0.27       $      0.14     $      0.13
                                                        ====           ====              ====            ====